                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement      [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Information Statement

                           MEXCO ENERGY CORPORATION
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)

                         NICHOLAS C. TAYLOR, PRESIDENT
--------------------------------------------------------------------------------
             (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing
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Notes:

                           MEXCO ENERGY CORPORATION
                                  Suite 1101
                              214 W. Texas Avenue
                             Midland, Texas  79701
                                (915) 682-1119
                             (915) 682-1123 (FAX)



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held November 27, 1996


TO THE STOCKHOLDERS:


     Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION (the "Company") will be held at Suite 1101, 214 W. Texas Avenue, Midland, Texas 79701 at 10:00 A.M. Central Standard Time on November 27, 1996, for the following purposes:

     1.  Electing three directors of the Company.

     2.  Ratifying the selection of auditors for the Company.

     3. Transacting such other business as may properly come before the meeting.

     The stock transfer records for the Company will not be closed. The close of business on November 5, 1996, has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting.

     DATED this 30th day of October, 1996.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           DONNA GAIL YANKO, Corporate Secretary

                             INFORMATION STATEMENT
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                           MEXCO ENERGY CORPORATION

                         To be held November 27, 1996

     This Information Statement is furnished by the management of MEXCO ENERGY CORPORATION (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at Suite 1101, 214 W. Texas Avenue, Midland, Texas 79701, at 10:00 a.m., Central Standard Time.

     The Annual Report to stockholders respecting the Company's fiscal year ending March 31, 1996, was mailed to stockholders November 6, 1996.

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                       REQUESTED NOT TO SEND US A PROXY.


                               VOTING SECURITIES

     The close of business of November 5, 1996 has been fixed as the time and record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting. At the record date, there were issued and outstanding and entitled to vote 1,423,229 shares of Common Stock, $.50 par value per share, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one (1) vote for each share owned at the record date on all business to come before the meeting.

            PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth information, as of November l, 1996 concerning the Common Stock beneficially owned by each director and nominee of the Company, by all officers, directors and nominees as a group, and by each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.


                                 Number of Shares       Percent
                                 of Common Stock          of
                               Beneficially Owned (1)    Class
                               ------------------       -------

Howard E. Cox, Jr.                   160,000             11.24
Nicholas C. Taylor                 1,062,770  (1)        74.67
Donna Gail Yanko                       7,140               .50


     (1) Mr. Taylor, by virtue of his ownership, may be deemed to be a "parent" of the Company, as defined under Rule 405 promulgated by the SEC under the Securities Act of 1933.

     All shares listed in the table are directly owned, and the named individual has sole voting and investment power with respect to such shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively "Reporting Persons"), to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Ownership of and transactions in Company stock by executive officers and Directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to fiscal 1995, all
Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

                       DIRECTORS AND EXECUTIVE OFFICERS

     At the Annual Meeting to be held on November 27, 1996, three (3) persons are to be elected to serve on the Board of Directors for a term of one (1) year and until their successors are duly elected and qualified. All of the current Directors will be available for election to the Board of Directors. The Company nominees for the three (3) directorships are set forth in the following table, together with certain information as to each person as of the date of this Information Statement.

                      NOMINEES FOR ELECTION AS DIRECTORS

                                                                 Director of the
Name                 Age     Position with the Company            Company Since

William G. Duncan     54     Director                                 1994
Nicholas C. Taylor    59     President, Treasurer, and Director       1983
Donna Gail Yanko      52     Vice President, Corporate Secretary      1990
                              and Director

          WILLIAM G. DUNCAN, JR., 54, since October 1991, has been the Senior Vice President and Chief Investment Officer of Southeastern Financial Services, Louisville, Kentucky. For the previous twenty-five (25) years, he held several positions at Liberty National Bank and Trust Company, Louisville, Kentucky, serving as Senior Vice President and Manager of the bank's Personal Trust Investment Section, member of Liberty's Trust Executive Committee, and several positions in Liberty's Commercial Banking Division. Mr. Duncan was appointed to the position of Director on July 22, 1994, after the resignation of Thomas Graham,

     Jr. to become a United States Ambassador. He was elected a Director at the 1994 Annual Meeting of the Company.

          NICHOLAS C. TAYLOR, 59, was elected President, Treasurer and Director of the Registrant on April 8, 1983 and continues to serve in such capacities on a part-time basis, as required. From July 15, 1993 to the present, Mr. Taylor has been involved in the independent practice of law and business interests. For more than the prior nineteen (19) years, Mr. Taylor was a Director and Shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm.

          DONNA GAIL YANKO, 52, has worked as part-time Administrative Assistant to the Chief Executive Officer and controlling shareholder and as Assistant Secretary of the Company until June 1992 when she was appointed Corporate Secretary. Mrs. Yanko was appointed to the position of Vice President and elected to the Board of Directors at the Annual Meeting held on July 10, 1990.

     During the year ended March 31, 1996, two (2) meetings of the Board of Directors were held and attended by all three (3) Directors. One meeting was held in the first quarter ending June 30, 1996. The Board of Directors does not have a standing audit, nominating or compensation committee, nor any committees performing similar functions, since the Board of Directors itself performs these functions. There are no other executive officers than those listed above.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's principal shareholder owns working interests varying from ninety-three percent (93%) to one hundred percent (100%) in certain wells which it operates. Registrant operates these wells on a contract basis charging the same administrative fees as the previous operator. The billings for such lease operating expenses totaled approximately $106,198 for the year ended March 31, 1996, with accounts receivable credit balance at that date of approximately $12,297.

                            EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 1996.

                          Summary Compensation Table*
                          --------------------------

        Name and
        Principal
        Position                Year                    Salary
        ---------               ----                    -------
        4 Officers              1996                    $37,800
        & Directors             1995                    $32,959
        as a group              1994                    $29,400

     * All annual compensation is comprised of salary. There are no long-term compensation awards, stock options, insurance, employment agreements, retirement benefits or any other basis of compensation. Directors are paid $100 per meeting of which there were two (2) during the year ended March 31, 1996 and one
(1) in the quarter ended June 30, 1996. The sole compensation received by the President of the Company for such period consisted of director's fees.


Board of Directors Report of Executive Compensation
---------------------------------------------------

     The Board of Directors is solely responsible for setting executive compensation which includes base pay and Board of Directors' fees. Such payment is based on performance, including hours worked and effectiveness.

                               PERFORMANCE GRAPH

     The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five (5) year period beginning December 31, 1990 and ending December 31, 1995. The selected Peer Group consists of several larger independent oil and gas producers: Noble
Affiliates, Pogo Producing, Sun Energy Partners, and Oryx Energy Company.   This
group of companies is used by the Company for certain compensation and performance comparisons.



                             [GRAPH APPEARS HERE]




                 1990      1991      1992      1993      1994     1995

MEC        #     $100    $100.00    $100.00   $120.00   $220.00  $320.00
S&P 500    +     $100    $131.00    $146.00   $165.00   $171.00  $221.00
PEER GROUP *     $100    $ 74.27    $ 64.21   $ 80.28   $ 81.95  $ 84.95


                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, by resolution, has approved the selection of Grant Thornton as the accountants for the Company for the fiscal year beginning April 1, 1996. A representative of said accountants will not be present at the Annual Meeting, but will be available by telephone to make a statement, if they so desire and to respond to appropriate questions. The Board of Directors does not have an audit or similar committee.

                                 OTHER MATTERS

     Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.


     A majority in interest of the issued and outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting and shall be necessary to elect the Board of Directors and transact any business.


     The cost of preparing and mailing this Information Statement will be paid by the Company. The Company will, upon request, reimburse brokers for the cost incurred by them in mailing copies of this Statement and the Annual Report of the Company to such of their customers as are beneficial owners of the Common Stock of the Company registered in the names of such brokers.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 1996, BY WRITING THE CORPORATE SECRETARY, MEXCO ENERGY CORPORATION, SUITE 1101, 214 WEST TEXAS AVENUE, MIDLAND, TEXAS 79701.